UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MYOS RENS TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

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(4)	Date Filed:

MYOS RENS TECHNOLOGY INC.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

November 22, 2016

Dear Stockholders:

It is our pleasure to invite you to the 2016 Annual Meeting of Stockholders of MYOS RENS Technology Inc. We will hold the meeting on December 21, 2016, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in MYOS RENS Technology Inc.

Sincerely,

/s/ Dr. Robert J. Hariri
Dr. Robert J. Hariri
Chairman of the Board of Directors

MYOS RENS TECHNOLOGY INC.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 21, 2016

To the Stockholders of MYOS RENS Technology Inc.:

Notice is hereby given that the 2016 annual meeting of the stockholders of MYOS RENS Technology Inc. (“MYOS” or the “Company”) will be held on December 21, 2016, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time.  At the annual meeting or any postponement, adjournment or delay thereof (the “Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to elect three directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to approve, on a non-binding advisory basis, the executive compensation of MYOS’s named executive officers as described in this Proxy Statement;

3.	to amend the 2012 Equity Incentive Plan to, among other matters described in this Proxy Statement, increase the aggregate number of shares of common stock which may be issued under the plan by 300,000 shares to 850,000 shares;

4.	to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

5.	to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your attention is directed to the Proxy Statement which is set forth on the following pages, where the foregoing items of business are more fully described. The Board of Directors has fixed the close of business on November 18, 2016 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD, “FOR” THE APPROVAL OF COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS, “FOR” THE AMENDMENT OF THE 2012 EQUITY INCENTIVE PLAN, AND “FOR” THE RATIFICATION OF WITHUMSMITH+BROWN, PC TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone, fax, or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the Annual Meeting.  We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

/s/ Dr. Robert J. Hariri
Dr. Robert J. Hariri
Chairman of the Board of Directors

YOU ARE RESPECTFULLY REQUESTED BY THE BOARD TO SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY. IF YOU GRANT A PROXY, YOU MAY REVOKE IT AT ANY TIME PRIOR TO THE MEETING OR VOTE IN PERSON AT THE MEETING. IF YOU RECEIVED THIS PROXY STATEMENT IN THE MAIL, A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING BUT WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about November 23, 2016.

Important Notice Regarding the Availability of Proxy Materials for the

MYOS RENS Technology Inc. Annual Meeting of Stockholders to be Held on December 21, 2016

The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 are available on the Investor Relations portion of our web site at ir.myosrens.com.

MYOS RENS TECHNOLOGY INC.

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PROXY STATEMENT

 This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of MYOS RENS Technology Inc. (the “Board”) in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders or any postponement, adjournment or delay thereof (the “Annual Meeting”) to be held at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, on December 21, 2016, at 10:30 a.m., local time. This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning on or about November 23, 2016.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “MYOS,” “we,” “our,” “us” and “the Company” to refer to MYOS RENS Technology Inc.

QUESTIONS AND ANSWERS ABOUT

THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder at the close of business on November 18, 2016, the record date, and are entitled to vote at the Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the Annual Meeting.  You do not need to attend the Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:	The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the Board, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may contact our transfer agent at the telephone number or address listed below to request an additional set of proxy materials:

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, Island Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, MYOS sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone, fax, or over the Internet, if they offer that alternative. As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

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Q:	What am I voting on at the Annual Meeting?

A:	You are voting on the following proposals:

●	to elect three directors to serve until the 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

●	to approve, on a non-binding advisory basis, the executive compensation of MYOS’s named executive officers as described in this Proxy Statement;

●	to amend the 2012 Equity Incentive Plan to :

(a)	increase the aggregate number of shares of common stock which may be issued under the plan by 300,000 shares to 850,000 shares;

(b)	specify the maximum number of shares and cash compensation which may under the plan made to any one individual or non-employee director in a specified period; and

(c)	specify the business criteria for performance compensation awards granted under the plan.

●	to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

●	to consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board, and “FOR” each of the other proposals.

Q:	How do I vote?

A:	You may vote using any of the following methods:

●	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

●	By telephone, fax, or over the Internet. This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer these voting alternatives, availability and specific procedures vary.

●	In person at the Annual Meeting. All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Annual Meeting.

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Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

●	sending written notice of revocation to the Corporate Secretary of MYOS;

●	submitting a new, proper proxy dated later than the date of the revoked proxy; or

●	attending the Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:	If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board, and “FOR” each of the other proposals.

Q:	Will my shares be voted if I do not return my proxy card or voting instruction card and do not attend the Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on non-routine matters. Proposals 1, 2 and 3 are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding this proposal for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of the foregoing matter being voted on at the Annual Meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:

In the election of directors, the three nominees receiving the highest number of affirmative votes will be elected.  You may withhold votes from any or all nominees.

The proposals for the advisory vote for executive compensation, the amendment to the 2012 Equity Incentive Plan and the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016 require the affirmative “FOR” votes of a majority of the votes cast on each matter. Abstentions will not affect the outcome of the vote on this proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for proposals 1, 2, and 3, shares that constitute broker non-votes are not considered entitled to be voted on these proposals. As a result, the broker “non-vote” will have no effect on the outcome of this proposal, assuming that a quorum is present.

Q:	How many votes do I have?

A:	If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold. As of November 18, 2016, the record date, there were 5,086,055 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

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Q:	What happens if a nominee for director does not stand for election?

A:	If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand. We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	Other than the four items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Robert J. Hariri and Joseph Mannello, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the Annual Meeting, either in person or by proxy, totaling 2,543,028 shares. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on November 18, 2016 or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted. If you are not a stockholder of record but hold shares through a bank, broker or other nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to November 18, 2016, a copy of the voting instruction card provided to you by your bank, broker or other nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

The Annual Meeting will begin promptly on December 21, 2016, at our headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, at 10:30 a.m., local time. You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your bank, broker or other nominee. You may vote your shares in person at the Annual Meeting only if at the Annual Meeting you provide a legal proxy obtained from your bank, broker or other nominee.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed to us or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:	For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote.

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Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days after the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How may I obtain MYOS’ Annual Report on Form 10-K and other financial information?

A:	A copy of our Annual Report on Form 10-K for the year ended December 31, 2015 (the “Annual Report”) is being sent to stockholders along with this Proxy Statement. Stockholders may request an additional free copy of the Annual Report and other financial information by contacting us at:

MYOS RENS Technology Inc. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Joseph Mannello Telephone: (973) 509-0444

We will also furnish any exhibit to the Annual Report if specifically requested.

Alternatively, you can access the Annual Report at the investor relations portion of our website at ir.myosrens.com. Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov.

Q:	What if I have questions for the Company’s transfer agent?

A:	Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

Q:	Who can help answer my questions?

A:	If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact us at:

MYOS RENS Technology Inc. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927 Attention: Joseph Mannello Telephone: (973) 509-0444

You may also contact our transfer agent at the telephone number or address listed below

Island Stock Transfer 15500 Roosevelt Boulevard, Suite 301 Clearwater, Florida 33760 Tel: (727) 289-0010

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PROPOSAL NO. 1: ELECTION OF DIRECTORS

Our Board currently consists of three classes with a total of nine directors, with one class to be elected annually for a staggered three-year term. The terms of office of the Class III, Class II and Class I directors will expire in 2019, 2017 and 2018, respectively.

Our Board has nominated each of Joseph Mannello and Victor Mandel, both of whom are current Class III directors, and John Nosta, a new director nominee, to serve as Class III directors. K. Bryce Toussaint, who is also currently a Class III director, will not stand for re-election.

The table below sets forth the name, ages, position and class of each of our directors.

Name	Age	Position	Class
Dr. Robert J. Hariri	57	Chairman of the Board	I
Ren Ren	53	Global Chairman	I
Joseph Mannello	59	Interim Chief Executive Officer and Director Nominee	III
Dr. Louis J. Aronne	61	Director	II
Zhengguang Lyu	48	Director	II
Christopher Pechock	52	Director	II
Victor Mandel	51	Director Nominee	III
John Nosta	57	Director Nominee	III
Bin Zhou	37	Director	I

The following sets forth information regarding each of our directors:

Dr. Robert J. Hariri joined us as a Director in July 2011 and was elected Chairman of the Board in April 2012. Dr. Hariri has served as the chairman and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation (NASDAQ: CELG), since 2014. From 2002 to 2014, he served in various positions at Celgene Cellular Therapeutics, including chief executive officer and president. Prior to joining Celgene Cellular Therapeutics, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene Corporation in 2002. Dr. Hariri also serves as president of Human Longevity Cellular Therapeutics, Inc., a privately-held genomics and cell therapy-based diagnostic and therapeutic company focused on extending the healthy, high performance human life span, which he co-founded in 2013. He has also served as co-founder, vice chairman and chief scientific officer of Neurodynamics, a privately held medical device and technology corporation. Dr. Hariri is an adjunct associate professor of pathology at the Mount Sinai School of Medicine and has also held key academic positions at Weill Medical College of Cornell University and the Cornell University Graduate School of Medical Science, including serving as the director of the Center for Trauma Research. Dr. Hariri is also a director of Cryoport, Inc. (NASDAQ: CYRX), Bionik Laboratories Corp. (OTCQX: BNKL), Provista Diagnostics and Rocket Racing, Inc. Dr. Hariri is a member of the scientific advisory board for the Archon X Prize for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri also serves as a trustee of the J. Craig Venter Institute, a trustee of the Liberty Science Center and a commissioner of the New Jersey Commission for Cancer Research. Dr. Hariri received the Thomas Alva Edison Award in 2007 and 2011, The Fred J. Epstein Lifetime Achievement Award in 2012 and numerous other honors for his contributions to biomedicine and aviation. He has served as a member of the board of visitors at Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons. Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center and directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research. We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience qualifies him to serve on our Board of Directors.

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Ren Ren joined us as Global Chairman in March 2016. Mr. Ren has more than 28 years of experiences in China’s food and agricultural business. Since 2001, he formed and operated Beijing Seasons Investment Group Co, Ltd and RENS Agriculture Science and Technology Co, Ltd. Mr. Ren is also chairman of China’s Nutrition and Health Guidance Committee, Editor in Chief of The Capital Food Safety Weekly, chairman of Beijing Seasons Investment Group Co., Ltd, chairman of Anhui Woyang Huadu Properties Co., Ltd., chairman of Xingguo Hongtianxia Camellia Oil Co., Ltd, and chairman of Nanjing Xingfeng Ecological Agriculture Co., Ltd. From 1993 to 2001, he formed and operated multiple companies in Nanchang, Jiangxi Province, mainly engaged in agricultural products operation and management. From 1987 to 1992, he was a department director at Sheyang Food Bureau, responsible for grain purchasing and management. We believe Mr. Ren’s extensive knowledge and experience with respect to health and nutrition products and his extensive food product industry background qualifies him to serve on our Board of Directors.

Joseph Mannello has served as our interim chief executive officer since September 2016 and as a director since December 2015. From May 2015 to September 2016, he served as a consultant. From March 2013 to May 2015, he served as the executive managing director at Brean Capital LLC, an independent investment bank and asset management firm, where he also served as a member of the firm’s operating committee. From March 2008 to March 2012, Mr. Mannello was the head of corporate credit for Gleacher & Company, Inc. (OTC:GLCH), a publicly-traded investment bank. Prior to that, he was the head of the fixed income division of BNY Capital Markets, Inc., a subsidiary of The Bank of New York Mellon Corp. (NYSE:BK). We believe Mr. Mannello’s extensive financial markets background qualifies him to serve on our Board of Directors.

Dr. Louis Aronne joined us as a Director and a member of our Scientific Advisory Board in July 2011. Dr. Aronne is the Weill Professor of Metabolic Research and Director of the Comprehensive Weight Control Center which he founded in 1986 at Weill-Cornell Medical College. He is an Adjunct Clinical Associate Professor of Medicine at Columbia University College of Physicians and Surgeons. Dr. Aronne is former president of the Obesity Society and a fellow of the American College of Physicians. He has been an investigator on more than 40 trials, authored more than 60 papers and book chapters on obesity and edited the National Institutes of Health Practical Guide to the Identification, Evaluation, and Treatment of Overweight and Obesity in Adults. Dr. Aronne has won several awards for teaching, including the Leo M. Davidoff Society Prize from Albert Einstein College of Medicine in 1983 and Eliot Hochstein Teaching Award from Cornell University in 1990. Dr. Aronne graduated Phi Beta Kappa from Trinity College with a BS in biochemistry and from Johns Hopkins University School of Medicine. We believe Dr. Aronne’s skills as a physician and his knowledge and experience with respect to obesity and related metabolic diseases qualifies him to serve on our Board of Directors.

Zhengguang Lyu joined us as a director in March 2016. Mr. Zhengguang has over 25 years of marketing and managing experiences in China. Since 2015, he has served as the chief executive officer of RENS Agriculture Science & Technology Co, Ltd, where he is responsible for daily operations and management. From 2012 to 2014, he was the director and the general manager of Sainty Marine Development Co, Ltd, where he was responsible for international business development and management. From 2010 to 2011, he was the vice president of Qinghai AVIC Resorce Co.,Ltd, responsible for marketing and product development. From 2001 to 2009, he assumed senior management positions in multiple companies, including General Manager of Jiangsu Easthigh International Group, chairman of Jiangsu Easthigh Agricultural Materials Company, general manager of Jiangsu Easthigh Materials Industry Group, chairman of Jiangsu Dongsheng Automobile Trade Company, and chairman of Shanghai Jinlun Paper Company. From 1990 to 2000, he was staff and later became manager in Jiangsu Supply and Marketing COOP, where he was responsible for the domestic and international trade of steel and agricultural products. In July 1990, he graduated from Nanjing Agriculture University with a bachelor’s degree in Economics and Trade. In July 2007, he received a Master of Business Administration from Nanjing University and in July 2011, he received a Master of Business Administration in Agriculture from Renmin University. We believe Mr. Lyu’s extensive international business background, including his global marketing and product development experience, qualifies him to serve on our Board of Directors.

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Christopher Pechock joined us as a Director in February 2014. Mr. Pechock has been a partner at Matlin Patterson Global Advisers, a global alternative asset manager, since its inception in July 2002. From November 1998 to July 2002, Mr. Pechock served as a member of the Global Distressed Securities Group Credit Suisse (NYSE:CS). From January 1997 to October 1998, Mr. Pechock served as a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. Prior to that, Mr. Pechock served as a Portfolio Manager at Eos Partners, L.P. (February 1996 to December 1996), a Vice President and high yield analyst at PaineWebber Inc. (May 1993 to January 1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (August 1987 to April 1991). He serves on the board of directors of Gleacher & Company, Inc. (NASDAQ: GLCH), and Oceanus LLC, a private ship-owning company. Mr. Pechock received a BA in Economics from the University of Pennsylvania and an MBA from the Columbia University Graduate School of Business. We believe Mr. Pechock’s extensive financial background qualifies him to serve on our Board of Directors.

Victor Mandel joined us as a director in August 2016 and previously served as a director of the Company from December 2015 until March 2016. He is the founding partner of Criterion Capital Management, LLC and has over twenty-five years of experience in investments, corporate strategy and corporate governance. Mr. Mandel previously served as Co-Chairman of Ambac Financial Group, Inc. (NASDAQ: AMBC) from May 2013 through December 2014 and as a director, chair of its Governance and Nominating Committee and member of its Audit and Strategy and Risk Policy Committees from May 2013 until May 2016. Additionally, he has previously served as a member of the board of directors and on the audit committees of Comsys IT Partners, Inc. (now a Manpower company), Broadpoint Gleacher Securities Group, Inc. (now Gleacher & Co., Inc.), and XLHealth Corp. (now a United Healthcare company). He previously served as the Chief Financial Officer of Circle.com (NASDAQ:CIRC) and served as Executive Vice President, Finance and Development of Snyder Communications, Inc. (NYSE:SNC) from 1999 to 2000. From 1991 to 1999, Mr. Mandel served as vice president in the Investment Research department at Goldman Sachs & Co. (NYSE:GS). Mr. Mandel holds an MBA in Finance from the Wharton School of Business at the University of Pennsylvania, an A.B. in Computer Science from Harvard University, and is a Chartered Financial Analyst. We believe Mr. Mandel’s extensive financial background qualifies him to serve on our Board of Directors.

John Nosta has served as the founder and president of NOSTALAB, a digital health think tank, since June 2013. He is generally regarded as a leading global strategic and creative thinker in the digital health area. A leading voice in the convergence of technology and health, Mr. Nosta helps define, dissect and deliberate global trends in digital health. He has also served as a member of the Google Health Advisory Board since October 2014 and has penned HEALTH CRITICAL for Forbes, a top global blog on health and technology. For over 20 years, Mr. Nosta was part of the leadership of Omnicom and WPP, leading healthcare communication companies. Prior to founding NOSTALAB, Mr. Nosta was employed by Ogilvy CommonHealth, a leading healthcare communication company, from April 2003 to June 2013, where he held a series of positions including Chief Creative Officer, Chief Strategic Officer and unit President. From 1990 to 1997, he held various senior-level positions at LLNS, a division of Omnicom Group Inc. (NYSE:OMC), a leading healthcare communication company. Mr. Nosta previously served as a director of the Company from December 2015 until March 2016. Mr. Nosta served as a research associate at Harvard University Medical School from 1980 to 1981 and has co-authored several papers with global thought-leaders in the field of cardiovascular physiology, with a focus on acute myocardial infarction, ventricular arrhythmias and sudden cardiac death. He received a Bachelor of Arts degree from Boston University in 1981. We believe Mr. Nosta’s scientific and pharmaceuticals industry background qualifies him to serve on our Board of Directors.

Bin Zhou joined us as a director in March 2016 and is an attorney licensed in the State of New Jersey. Since November 2007, he has been an attorney and a partner at Bernard & Yam, LLP, a New York law firm. He has advised companies on their public listings on U.S. stock exchanges including NASDAQ, NYSE and OTC markets, as well as on their private and public offering of securities. He received a bachelor’s degree in Economic Laws from Nanjing University, China, in 2001. He received a Master of Social Work from University of Georgia in 2003 and a Juris Doctor’s degree from Rutgers University School of Law in 2006. We believe Mr. Zhou’s extensive background in corporate compliance and international law qualifies him to serve on our Board of Directors.

There are no family relationships among any of the directors or the executive officers of the Company.

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Members of the Scientific Advisory Board

In addition to our Board of Directors, we have formed a Scientific Advisory Board, comprised of scientists and medical professionals who advise us on science and medical health issues, medical conditions and health care trends as they relate to our current and future products. Members of the Scientific Advisory Board provide us with advice, insights, contacts and other assistance based on their extensive knowledge and experience. Specifically, they advise us on: (a) the use of myostatin modulators in the treatment of various disorders including sarcopenia, obesity, muscle repair, anti-aging and longevity therapy, (b) the biological activities of our products and (c) the development of clinical research programs relating to the biomedical activities and benefits of our products. We enter into advisory board agreements with members of the Scientific Advisory Board pursuant to which they are entitled  to receive a fixed number of shares of common stock (which may vary as determined by the Board of Directors), which generally vest over a number of years. The Scientific Advisory Board is currently comprised of the following members: Dr. Robert J. Hariri, Dr. Louis Aronne, Dr. Caroline Apovian and Dr. Neilank Jha.

The experience of each of the members of the Scientific Advisory Board (other than members who are our current directors and officers, whose experience is set forth above) is as follows:

 Dr. Caroline Apovian joined the Scientific Advisory Board in February 2013. Since November 2010, Dr. Apovian has served as Professor of Medicine and Pediatrics, in the Section of Endocrinology, Diabetes, and Nutrition at Boston University School of Medicine. She has also served as Director of the Center for Nutrition and Weight Management at Boston Medical Center since January 2000. Dr Apovian is a nationally and internationally recognized authority on nutrition and has been in the field of obesity and nutrition since 1990. Dr. Apovian was a recipient of the Physician Nutrition Specialist Award given by the American Society of Clinical Nutrition for her work on developing and providing nutrition education, to medical students and physicians in training at Boston University School of Medicine. She has published over 200 articles, chapters, and reviews on the topics of obesity, nutrition, and the relationship between adipose tissue and risk of developing cardiovascular disease. Dr. Apovian has recently published a new book entitled The Age-Defying Diet and has also written two popular books called The Overnight Diet and The ALLI Diet Plan. Dr. Apovian has been a member of The Obesity Society since 1992, and has served on the Clinical Committee as well as Secretary/Treasurer and the Executive Committee from 2005 to 2008. Additionally, she serves as Associate Editor for the Society’s journal, Obesity. Dr. Apovian received her B.A. from Barnard College and her M.D. from the University of Medicine and Dentistry of New Jersey.

Dr. Neilank Jha joined the Scientific Advisory Board in December 2011. Since July 2010, Dr. Jha has served as a Clinical Fellow in the Spinal Program of Toronto Western Hospital Chairman. From 2004 to 2010, he was in the Neurosurgery Residency Program at McMaster University.  Dr. Jha received his B.S. from the University of Toronto and his Doctor of Medicine from McMaster University.

Biographical information for Dr. Robert Hariri and Dr. Louis Aronne is set forth above in “Directors and Executive Officers.”

Transactions with Related Persons, Promoters and Certain Control Persons

Certain “related party” transactions involving related persons (excluding executive officer compensation which is determined by the Compensation Committee) are presented to, reviewed and approved by the Audit Committee. Related persons include the Company’s directors and executive officers, immediate family members of the directors and executive officers, and security holders who beneficially own five percent or more of our common stock and their respective family members. The transactions subject to such review are those transactions in which the Company was or is to be a participant and the amount involved equals or exceeds $120,000. If the related party involved in a related party transaction is a director of the Company that would normally review such a transaction or a family member of such a director, then that director will not participate in the relevant discussion and review.

Information considered in evaluating such transactions may include: the nature of the related person’s interest in the transaction; the material terms of the transaction; whether the terms of the transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an outside director; and whether the transaction would present an improper conflict of interests for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or related party, the direct or indirect nature of the director’s, executive officer’s or related party’s interest in the transaction and the ongoing nature of any proposed relationship; and any other factors the Audit Committee deems relevant.

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The following is a description of the transactions we have engaged in during the year ended December 31, 2015 and through the date hereof, with our directors, director nominees and officers and beneficial owners of more than five percent of our voting securities and their affiliates:

 On August 1, 2015, we entered into a consulting agreement with Muscle Longevity LLC, a company that has the same owner as Ultra Pro Sports, LLC, which was a greater than 5% beneficial owner of our common stock as of such date. Under the terms of the agreement, Muscle Longevity LLC will provide introductions and referrals to new distribution channels for our products including, but not limited to, health and wellness centers and sports nutrition companies and to conduct industry research and advise us regarding distributors, markets, and sales opportunities for the Company’s products. As compensation for the services, Muscle Longevity LLC is paid a consulting fee of $16,000 per month.

On December 17, 2015, we issued an unsecured promissory note in the principal amount of $575,000 to Gan Ren, the son of Ren Ren, a director. The note bears interest at a rate of 8% per annum and matures one year from the date of issuance. Upon maturity, the note and any accrued interest thereon will automatically convert into shares of common stock at $2.75 per share unless earlier converted.

On December 17, 2015, we entered into a securities purchase agreement with RENS Technology Inc. (“RENS”), an entity which is controlled by Ren Ren, a director. Pursuant to terms of the Purchase Agreement, RENS agreed to invest $20.25 million in the Company in exchange for (i) an aggregate of 3,537,037 shares of common stock and (ii) warrants to purchase an aggregate of 884,259 shares of common stock. In connection with the transaction, our Board of Directors agreed to issue Mr. Ren 18,182 shares of common stock following the closing of the transaction for his services to the Company as a member of the Board. RENS agreed to purchase the securities in three tranches over twenty-four months. In the first tranche, which closed on March 3, 2016, RENS acquired 1,500,000 shares and 375,000 warrants for $5.25 million. In the second tranche, which the parties agreed would close by September 3, 2016, RENS would acquire 925,926 shares and 231,481 warrants for $5.0 million (the “Second Closing Subscription Amount”). In the third tranche, which the parties agreed would close by March 3, 2018, RENS would acquire 1,111,111 shares and 277,778 warrants for $10.0 million. On August 19, 2016, RENS notified the Company that RENS does not intend to fulfill its obligation to fund the second tranche of the financing, notwithstanding confirmation by RENS to the Company in June 2016 that RENS would provide such funding in accordance with the terms of the agreement.

Review, Approval or Ratification of Transactions with Related Persons.

Our Board of Directors appointed an audit committee consisting of independent directors. This committee, among other duties, is charged to review, and if appropriate, ratify all agreements and transactions which had been entered into with related parties, as well as review and ratify all future related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to report their initial beneficial ownership and any subsequent changes in that beneficial ownership of our securities to the SEC. Based solely on a review of the copies of the reports furnished to us, we believe that all such reports for the year ended December 31, 2015 were filed on a timely basis with the exceptions of one late Form 3 filing for each of Messrs. Levine, Mandel, Nosta and Toussaint and four late Form 4 filings for Dr. Hariri.

Vote Required

The three nominees receiving the highest number of affirmative votes will be elected to the Board.  You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2019 Annual Meeting and until their successors are duly elected and qualify.

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PROPOSAL NO. 2: APPROVAL OF 2015 COMPENSATION AWARDED TO NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking an advisory, non-binding stockholder vote with respect to compensation awarded to our named executive officers for 2015.

Our executive compensation program and compensation paid to our named executive officers (all of whom who have departed from the Company) are described in this proxy statement. Our compensation programs are overseen by the Board and reflect our philosophy to pay all of our employees, including our named executive officers, in ways that support three primary business objectives:

●	Attract and retain the best talent.

●	Support our culture of performance.

●	Align employee interests with long-term stockholder interests in the overall success of the Company.

To help achieve these objectives, we structure our named executive officers’ compensation to reward the achievement of short-term and long-term strategic and operational goals.

The Board of Directors believes that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board of Directors is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of the Company hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve this proposal.  Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in 2015, which is disclosed elsewhere in this proxy statement. The vote is advisory, and therefore is not binding on the Company or the Board of Directors in any way.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers in 2015 that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, the Board of Directors values the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the foregoing resolution.

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PROPOSAL NO. 3: AMENDMENT OF THE COMPANY’S 2012 EQUITY INCENTIVE PLAN

In November 2012, our stockholders approved the adoption of our 2012 Equity Incentive Plan (as amended, the “Plan”). On November 17, 2016, our board of directors approved, subject to stockholder approval, a proposal to amend the Plan (i) to increase the number of shares of our common stock subject to the Plan by 300,000 shares to 850,000 shares, (ii) to specify the business criteria from which our Compensation Committee (the “Committee”) may design performance criteria for purposes of granting performance compensation awards under the Plan, and (iii) to specify the maximum number of shares of common stock and cash compensation which may be subject to awards under the Plan made to any one individual or non-employee director in a specified period (as so amended, the “Amended Plan”).

General

The Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards, and other stock-based awards. The maximum number of shares of common stock currently reserved for the grant of awards under the Plan is 550,000 subject to adjustment as provided by the Plan. As of November 18, 2016, 185,629 shares were available for future grants under the Plan. If the proposal for the amendment of the Plan is approved, then the maximum number of our shares of common stock reserved for grant of awards under the Amended Plan will be 850,000, of which 485,629 will be available for future grants.

Purpose of the Amendment

The purpose of the amendment to the Plan is to increase the number of shares of our common stock subject to the Plan from 550,000 shares to 850,000 shares. Our board of directors believes that the number of shares of common stock subject to the Plan remaining available is insufficient to achieve the purpose of the Plan. Therefore, our board of directors believes the Plan amendment is necessary to allow flexibility in granting awards to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in us, which interest may be measured by reference to the value of our common stock. As a company with limited cash resources, we believe that equity awards, particularly stock option awards, are integral to retaining and motivating our key personnel. If our stockholders do not approve this proposal, we may be unable to use equity compensation to attract, retain and motivate our employees, which may have an adverse effect on our operations. The full text of the proposed Plan amendment is set out in Appendix A to this Proxy Statement.

Capitalized terms used but not defined in this proposal shall have the meanings ascribed to them in the Amended Plan. The following description is qualified in its entirety by reference to the Amended Plan.

Summary of the Amended Plan (as proposed to be amended)

Administration. The Committee, comprised of members of the Board, will administer the Amended Plan. The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Amended Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Amended Plan. The Committee will have full discretion to administer and interpret the Amended Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Our employees, directors, officers, advisors or consultants and such persons at our affiliates are eligible to participate in the Amended Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Amended Plan. However, the Committee may delegate such authority to one or more of our officers under the circumstances set forth in the Amended Plan.

Number of Shares Authorized. The Amended Plan provides for an aggregate of 850,000 shares of common stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the Amended Plan.

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Each share of common stock subject to an Option or a Stock Appreciation Right will reduce the number of shares available for issuance by one share, and each share underlying an award of Restricted Stock, Restricted Stock Units, Stock Bonus Awards or Performance Compensation Awards will reduce the number of shares of common stock available for issuance by one and one-half shares.

If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the Amended Plan, the number of shares covered by awards then outstanding under the Amended Plan, the limitations on awards under the Amended Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

The Amended Plan will have a term of ten years from the date that it was originally adopted by our board of directors and no further awards may be granted under the Amended Plan after the end of such term.

Awards Available for Grant. The Committee may grant awards of Non-Qualified Stock Options, Incentive (qualified) Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Stock Bonus Awards, Performance Compensation Awards (including cash bonus awards) or any combination of the foregoing.

Options. The Committee will be authorized to grant Options to purchase common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Amended Plan will be subject to the terms and conditions established by the Committee. Under the terms of the Amended Plan, the exercise price of the Options will not be less than the fair market value (as determined under the Amended Plan) of our common stock on the date of grant (or 110% of fair market value in the case of a qualified option granted to a 10% stockholder). Options granted under the Amended Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Amended Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Committee may determine to be appropriate.

Stock Appreciation Rights. The Committee will be authorized to award Stock Appreciation Rights (or SARs) under the Amended Plan. SARs will be subject to the terms and conditions established by the Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An Option granted under the Amended Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an Option. SARs granted in connection with an Option shall be subject to terms similar to the Option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock. The Committee will be authorized to award Restricted Stock under the Amended Plan. Unless otherwise provided by the Committee and specified in an award agreement, restrictions on Restricted Stock will lapse after three years of service with us. The Committee will determine the terms of such Restricted Stock awards. Restricted stock is common stock that generally is non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

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Restricted Stock Unit Awards. The Committee will be authorized to award Restricted Stock Unit awards. Unless otherwise provided by the Committee and specified in an award agreement, Restricted Stock Units will vest after three years of service with us. The Committee will determine the terms of such Restricted Stock Units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares upon the expiration of the period over which the units are to be earned or at a later date selected by the Committee and set forth in an award agreement.

Stock Bonus Awards. The Committee will be authorized to grant awards of unrestricted common stock or other awards denominated in common stock, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Committee will be authorized to grant any award under the Amended Plan in the form of a Performance Compensation Award by conditioning the vesting of the award on the attainment of specific levels of performance of us and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative, and may not otherwise be transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Limitations on Certain Awards. Currently, the Plan does not explicitly limit the number of awards that may be granted to any one individual during a specified period. The United States Treasury Department has issued regulations clarifying that in order for certain incentive awards to qualify as performance-based compensation (and therefore not be subject to limitations on tax deductibility by the Company under Section 162(m) of the Code), the plan under which such awards are granted must specify the maximum number of shares relating to those awards that may be granted to any individual during a specified period. As a result of this clarification, the Amended Plan will specify that no individual may be granted awards for more than 1,200,000 common shares in the aggregate, or payable in cash in an amount, when added to any cash compensation provided to such individual, exceeding $2,200,000 in the aggregate. In addition, the Plan does not currently limit the number of awards that may be granted to any non-employee director of the Company. In order to ensure that equity awards granted in any given year by the Company to its directors are reasonably determined and appropriate in the context of the Company’s business and financial condition, the Board and the Compensation Committee have determined to set a limit as to amount of awards granted under the Plan to such directors. As a result, the Amended Plan will specify that the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and any cash fees paid as compensation by the Company to such non-employee director, shall not exceed $750,000 in total value.

Amendment. The Amended Plan will have a term of ten years. Our board of directors may amend, suspend or terminate the Amended Plan at any time; however, stockholder approval to amend the Amended Plan may be necessary if the law so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement, in the event of a Change in Control (as defined in the Plan), all outstanding options and equity awards (other than performance compensation awards) issued under the Amended Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals. In general, the Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control. The Committee can also provide otherwise in an award agreement under the Amended Plan.

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U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and/or vesting of awards under the Amended Plan and is intended to reflect the current provisions of the Code, the regulations thereunder and any other relevant authorities.  Any such Code provision, regulation or authority may change in the future, possibly with retroactive effect. This summary is not intended to be a complete statement of applicable U.S. federal income tax law, nor does it address any tax considerations other than U.S. federal income tax considerations, such as foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.  Each participant should further consult his or her own tax adviser regarding the tax treatment of the disposition of shares of common stock acquired pursuant to the exercise or receipt of any awards under the Amended Plan.

Options. Participants who are granted awards of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Code sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. In general, we will be able to deduct this same amount for U.S. federal income tax purposes.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize taxable compensation equal to the difference between the fair market value of the shares on that date over the amount, if any, the participant paid for such shares unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will recognize taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount, if any, the participant paid for such shares. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”)). In general, we will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award or when such award rests. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. In general, we will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes.

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SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. In general, we will be able to deduct this same amount for U.S. federal income tax purposes.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common stock subject to the award are transferred to the participant over the amount, if any, the participant paid for such shares. In general, we will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The Amended Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the Amended Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception under Section 162(m) of the Code.

New Amended Plan Benefits

Future grants under the Amended Plan will be made at the discretion of the Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the Amended Plan will depend on a number of factors, including the fair market value of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the Amended Plan.

 Interests of Directors or Officers

Our directors may grant awards under the Amended Plan to themselves as well as our officers, in addition to granting awards to our other employees, consultants and advisors.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to approve the Amended Plan.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the approval of the Amended Plan.

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PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has appointed WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  Although this appointment does not require ratification, the Board has directed that the appointment of WithumSmith+Brown, PC be submitted to stockholders for ratification due to the significance of their appointment to us.  If stockholders do not ratify the appointment of WithumSmith+Brown, PC, the Board will consider the appointment of another independent registered public accounting firm for the fiscal year ending December 31, 2016. Representatives of WithumSmith+Brown, PC are expected to be present at the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Change in Auditors

EisnerAmper, LLP (“EisnerAmper”) served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and December 31, 2015.  On May 19, 2016, the audit committee and our board of directors dismissed EisnerAmper, effective immediately. During the fiscal years ended December 31, 2015 and 2014, EisnerAmper’s audit reports on our financial statements did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2015 and 2014 and the subsequent period through the date of their resignation, (i) there were no disagreements between us and EisnerAmper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference in connection with EisnerAmper’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

Fees Billed by our Independent Registered Public Accounting Firm During 2014 and 2015

From January 1, 2014 to June 20, 2014, Seligson & Giannattasio, LLP, or S&G, served as our principal accountant. The following is a summary of fees billed by S&G for services rendered.

Audit Fees. Audit fees consist of fees for professional services rendered for the annual audits of our financial statements, quarterly reviews of financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees billed by S&G for the fiscal year ended December 31, 2014 were $6,500. There were no audit fees billed by S&G for the fiscal year ended December 31, 2015.

Audit-Related Fees. Audit-related services consist of fees for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. Audit related fees billed by S&G for the fiscal years ended December 31, 2015 and 2014 were $10,000 and $10,280, respectively.

Tax Fees. There were no fees billed for tax services rendered by S&G during the last two fiscal years.

All other fees. Other fees billed by S&G for the fiscal year ended December 31, 2014 were $32,000. There were no other fees billed by S&G for the fiscal year ended December 31, 2015.

From June 20, 2014 to December 31, 2014 and for fiscal year ended December 31, 2015, EisnerAmper, LLP, or EisnerAmper, served as our principal accountant. The following is a summary of fees billed by EisnerAmper.

Audit Fees. Audit fees consist of fees for professional services rendered for the annual audits of our financial statements, quarterly reviews of financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees billed by EisnerAmper for the fiscal year ended December 31, 2015 and 2014 were $104,375 and $104,075, respectively.

 Audit-Related Fees.  Audit-related services consist of fees for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. There were no fees billed for audit-related services rendered by EisnerAmper during the last two fiscal years.

Tax Fees. Tax services consist of fees for the preparation of federal and state tax returns. Tax fees billed by EisnerAmper for the fiscal years ended December 31, 2015 and 2014 were $9,500 and $9,500, respectively.

All other fees.  Other fees billed by EisnerAmper for the fiscal year ended December 31, 2015 were $750. There were no other fees billed by EisnerAmper for the fiscal year ended December 31, 2014.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of WithumSmith+Brown, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of November 18, 2016 by:

●	each person known by us at that date to be the beneficial owner of more than 5% of the outstanding shares of our based solely on Schedule 13D/13G filings with the SEC;

●	each of our executive officers, directors and director nominees at such date; and

●	all of our executive officers, directors and director nominees at such date, as a group.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. As of November 18, 2016, there were 5,086,055 shares of our common stock outstanding.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Class
Ren Ren (2)	1,893,182	37.2%
RENS Technology Inc. (2)	1,875,000	36.9%
Dr. Robert J. Hariri (3)	416,614	8.2%
Joseph Mannello (6)	279,179	5.5%
K. Bryce Toussaint	5,000	*
Dr. Louis J. Aronne (4)	54,200	1.1%
Christopher Pechock (5)	179,500	3.5%
Zhengguang Lyu	83,505	1.6%
Victor Mandel	53,680	1.2%
John Nosta	-	-
Bin Zhou	-	-
Directors, director nominees and officers as a group (10 persons)	2,964,860	58.3%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o MYOS RENS Technology Inc., 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927.

(2)	Includes 375,000 shares issuable upon exercise of a warrant. Mr. Ren has sole voting and investment control over the securities held by RENS Technology Inc.

(3)	Includes 166,000 shares held by Hariri Family Ltd. Partnership and 150,250 shares issuable upon exercise of vested stock options.

(4)	Includes 30,500 shares issuable upon exercise of vested stock options.

(5)	Includes 75,000 shares issuable upon exercise of warrants and 3,000 shares issuable upon exercise of vested stock options.

(6)	Includes 100,001 shares issuable upon exercise of warrants.

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CORPORATE GOVERNANCE

Board Meetings

During the fiscal year ended December 31, 2015, the Board held eight formal meetings and otherwise acted by unanimous written consent. We have no written policy regarding director attendance at annual meetings of stockholders. Our last annual meeting of stockholders was held on December 17, 2015 and eight of our directors attended such meeting.

Director Independence

The Board evaluates the independence of each nominee for election as a director in accordance with the NASDAQ listing rules (the “NASDAQ Listing Rules”). Pursuant to these rules, a majority of our Board must be “independent directors” within the meaning of the NASDAQ Listing Rules, and all directors who sit on our Audit Committee and Compensation Committee must also be independent directors.

The NASDAQ definition of “independence” includes a series of objective tests, such as the director or director nominee is not, and was not during the last three years, our employee and has not received certain payments from, or engaged in various types of business dealings with, us. In addition, as further required by the NASDAQ Listing Rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

As a result, the Board has affirmatively determined that, other than Mr. Ren Ren and Mr. Joseph Mannello, none of our directors or director nominees has a material relationship with the Company. The Board has also affirmatively determined that all members of our Audit Committee and Compensation Committee are independent directors.

Audit Committee and Audit Committee Financial Expert

In April 2014, we established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act and the Nasdaq Listing Rules. The Audit Committee is comprised of Victor Mandel (chair), Christopher Pechock and Bin Zhou, all of whom are independent directors. Our Board has determined that each of Mr. Pechock and Mr. Mandel qualifies as an audit committee financial expert as defined by the rules of the SEC, based on his education, experience and background. During the fiscal year ended December 31, 2015, the Audit Committee held 3 formal meetings.

The Audit Committee:

●	oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company;

●	meets at least once per fiscal year with the Company’s outside auditors with respect to matters relating to the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, the Company’s application of accounting principles and the Company’s internal controls, and advises the Board of Directors with respect thereto;

●	is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

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●

is directly responsible for the appointment, compensation, retention, oversight of the work and, where appropriate, replacement of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the Audit Committee; and

●	oversees procedures established for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; (ii) confidential, anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters and compliance with the Company’s Code of Ethics; and (iii) the review and oversight of all related party transactions.

Compensation Committee

In April 2014, we established a separately-designated standing Compensation Committee in accordance with the Nasdaq Listing Rules. The Compensation Committee is comprised of Christopher Pechock (chair), Dr. Louis J. Aronne and Zhengguang Lyu, all of whom are independent directors. During the fiscal year ended December 31, 2015, the Compensation Committee held 3 formal meetings.

The Compensation Committee:

●	oversees the compensation policies and their specific application to our executive officers;

●	prepares an annual report on executive compensation for inclusion in the our Annual Report on Form 10-K and/or proxy statement;

●	negotiates and approves the compensation of our chief executive officer and our other executive officers;

●	selects a peer group of companies against which to compare our compensation of our executive officers, if it deems such comparison necessary;

●	monitors compensation trends and solicits independent advice when deemed appropriate; and

●	approves, rejects or modifies incentive bonus compensation plans for our senior management, as recommended by management.

Director Nominations

Our Board of Directors does not maintain a separate nominating committee. Functions customarily performed by a nominating committee are performed by the independent members of our Board. In evaluating and determining whether to nominate a candidate for a position on the Board, the independent members of our Board utilize a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or scientific/medical research experience relevant to our product candidates and a commitment to enhancing stockholder value. Candidates may be brought to the attention of the independent members of the Board by current Board members, stockholders, officers or other persons. The independent members of the Board will review all candidates in the same manner regardless of the source of the recommendation.

We have no formal policy regarding diversity of our Board of Directors. The independent members of our Board may therefore consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity, which is not only limited to race, gender or national origin. The priority of the independent members of our Board in selecting members of the Board of Directors is identifying persons who will further the interests of our stockholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among Board members and professional and personal experiences and expertise relevant to our growth strategy.

The independent members of the Board also consider stockholder recommendations for director nominees that are properly received in accordance with the applicable rules and regulations of the SEC. In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to our Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

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Board Leadership Structure

Mr. Mannello currently serves as our principal executive officer (interim Chief Executive Officer) and Dr. Robert J. Hariri serves as chairman of our Board of Directors. The Board of Directors has chosen to separate the principal executive officer and chairman positions because it believes that (i) independent oversight of management is an important component of an effective board of directors and (ii) this structure benefits the interests of all stockholders. If the Board of Directors convenes for a special meeting, the non-management directors will meet in executive session if circumstances warrant. Given the composition of the Board of Directors with a strong slate of independent directors, the Board of Directors does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if circumstances change. We believe that the structure described above is the best structure to lead us in the achievement of our goals and objectives and establishes an effective balance between management leadership and appropriate oversight by independent directors.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.  In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers, directors and employees. The Code of Ethics requires each covered person to act with honesty, ethics and integrity and to avoid actual or apparent conflicts of interest in their personal and professional relationships. We intend to disclose any amendments to, or waivers of, certain provisions of the Code of Ethics as required by the applicable rules and regulations of the SEC. The text of the Code of Ethics is posted in the “Corporate Governance” section of our website, http://www.myosrens.com. A copy of the Code of Ethics is also available in print, free of charge, upon written request to 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attention: Joseph Mannello.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)

MYOS RENS Technology Inc.

45 Horsehill Road, Suite 106

Cedar Knolls, New Jersey 07927

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

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REPORT OF THE AUDIT COMMITTEE

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Audit Committee reviewed and discussed our financial statements for the fiscal year ended December 31, 2015 with management and EisnerAmper LLP, our independent registered public accounting firm for the year ended December 31, 2015. In its discussion, management has represented to the Audit Committee that our financial statements for the fiscal year ended December 31, 2015 were prepared in accordance with generally accepted accounting principles.

The Audit Committee has discussed with our independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from our former independent registered public accounting firm required by applicable requirements of the PCAOB regarding the former independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with EisnerAmper LLP, such firm’s independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Respectfully submitted,

Joseph Mannello

Christopher Pechock

Bin Zhou

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth the compensation earned for services rendered to us, for fiscal years indicated, by our executive officers.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($) (5)	All Other Compensation ($) (6)	Total ($)

K. Bryce Toussaint	2015	9,230	-	22,700	-	20,000	51,930
(Former Chief Executive Officer) (1)	2014	-	-	-	-	-	-

Joseph C. DosSantos	2015	200,000	50,000	9,350	52,700	37,660	349,710
(Former Chief Financial Officer)	2014	130,000	15,000	-	223,760	13,101	381,861

Dr. Robert C. Ashton, Jr.	2015	237,167	50,000	-	52,700	39,781	379,648
(Former Chief Medical Officer) (2)	2014	238,257	50,000	-	137,140	29,405	454,802

Peter Levy	2015	171,475	-	-	52,700	21,165	245,340
(Former President, Chief Operating Officer) (3)	2014	245,833	20,000	-	33,824	21,365	321,022

Carl DeFreitas	2015	-	-	-	-	-	-
(Former Chief Financial Officer) (4)	2014	70,000	-	-	64,688	122,270	256,958

(1)	Mr. Toussaint was hired as Chief Executive Officer on December 17, 2015 and resigned as of August 31, 2016.

(2)	Dr. Ashton resigned as Chief Medical Officer on January 31, 2016.

(3)	Mr. Levy resigned as President, Chief Operating Officer on September 7, 2015.

(4)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

(5)	Amounts reflect the aggregate grant date fair value of stock option awards computed in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation – Stock Compensation.” The assumptions used in determining the grant date fair value of these awards for their respective years are set forth in Part IV, Item 15, “Notes to Consolidated Financial Statements: Note 10 – Stock Compensation.”

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(6)	The amounts in All Other Compensation column of the Summary Compensation Table reflect the following:

Name	Fiscal Year	Consulting Agreements	Health Insurance Expenses	401(k) Matching Contribution	Other Perquisites	Total Other Compensation
K. Bryce Toussaint	2015	$20,000	-	-	-	$20,000
	2014	$-	-	-	-	$-

Joseph C. DosSantos	2015	$-	29,180	8,366	114	$37,660
	2014	$-	10,196	2,867	38	$13,101

Dr. Robert C. Ashton, Jr.	2015	$-	29,180	10,487	114	$39,781
	2014	$-	22,034	7,333	38	$29,405

Peter Levy	2015	$-	14,421	6,667	77	$21,165
	2014	$-	17,554	3,773	38	$21,365

Carl DeFreitas	2015	$-	-	-	-	$-
	2014	$113,719	6,833	1,680	38	$122,270

Employment Agreements

K. Bryce Toussaint

On December 17, 2015, we entered into an employment agreement with K. Bryce Toussaint pursuant to which Mr. Toussaint agreed to serve as our Chief Executive Officer. Pursuant to the terms of the employment agreement, Mr. Toussaint was to work for us on a full-time basis and receives an annual base salary of $240,000. Mr. Toussaint was to receive an annual cash bonus in an amount up to 100% of his base salary, as may be determined by the Board in its sole discretion. In addition, Mr. Toussaint was to be entitled to receive up to 46,000 shares of the Company’s common stock in accordance with the following schedule: (i) 10,000 shares were issued upon the execution of the employment agreement, (ii) an additional 10,000 shares were to be issued upon the second closing of the Financing, (iii) an additional 10,000 shares were to be issued upon the third closing of the Financing, (iv) an additional 2,000 shares were to be issued upon the Company achieving annual “net revenues” (as reported in the Company’s most recent periodic report filed with the Securities and Exchange Commission) of a minimum of $10.0 million, excluding net revenues derived from China (including mainland China, Hong Kong, Macau and Taiwan) and all countries in Southeast Asia, (v) an additional 4,000 shares were to be issued upon the Company achieving annual “net revenues” (as reported in the Company’s most recent periodic report filed with the Securities and Exchange Commission) of a minimum of $20.0 million excluding net revenues derived from China (including mainland China, Hong Kong, Macau and Taiwan) and all countries in Southeast Asia, and (vi) an additional 10,000 shares were to be issued upon the Company achieving a market capitalization of a minimum of $100.0 million (based on the 30-day volume weighted average price of the Company’s common stock). Each issuance of shares was to vest in four equal semi-annual installments commencing on the date of issuance. The term of the employment agreement was two years, and the employment agreement was to automatically renew for successive one-year periods, unless a notice of non-renewal was provided by either party at least sixty days prior to the expiration date of the term.

The employment agreement contained customary non-competition and non-solicitation provisions that extended to two years after the termination of Mr. Toussaint’s employment with the Company. Mr. Toussaint also agreed to customary terms regarding confidentiality and ownership of product ideas.

As of August 31, 2016, Mr. Toussaint resigned from his position.

Joseph C. DosSantos

On May 19, 2014, we entered into an employment agreement with Joseph C. DosSantos pursuant to which Mr. DosSantos agreed to serve as our Chief Financial Officer. Pursuant to the terms of the employment agreement, Mr. DosSantos agreed to work for us on a full-time basis and receives an annual base salary of $200,000. Mr. DosSantos was to receive an annual cash bonus in an amount up to 50% of his base salary, as determined by the Board in its sole discretion. Mr. DosSantos was also to receive a signing bonus of $15,000. In addition, Mr. DosSantos was granted a stock option to purchase 20,000 shares of the Company’s common stock at $12.55, which shares were to vest in four equal annual installments commencing on May 19, 2015. The term of the agreement was one year, and was to automatically renew for successive one-year periods, unless a notice of non-renewal was provided by either party at least sixty days prior to the expiration date of the term.

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The agreement contained customary non-competition and non-solicitation provisions that extended to two years after termination of Mr. DosSantos’ employment with the Company. Mr. DosSantos also agreed to customary terms regarding confidentiality and ownership of product ideas.

As of June 30, 2016, Mr. DosSantos resigned from his position.

Dr. Robert C. Ashton, Jr.

On February 12, 2014, we entered into an offer letter with Dr. Robert C. Ashton, Jr. to serve as our Chief Medical Officer. Pursuant to the terms of the offer letter, Dr. Ashton agreed to work for us on a full-time basis as an at-will employee and received an annual base salary of $250,000. Dr. Ashton’s targeted annual bonus was 50% of his annual base salary, of which $50,000 was guaranteed and the remainder was to be based on his and the Company’s performance, as determined by our board of directors in its sole discretion. Dr. Ashton also received a stock option to purchase 20,000 shares of the Company’s common stock at $12.50 per share which was to vest in four equal semi-annual installments commencing upon the six-month anniversary of his start date. Effective January 1, 2016, Dr. Ashton became a part-time consultant and received a monthly retainer of $5,000 for his services. Dr. Ashton subsequently resigned as Chief Medical Officer on January 31, 2016.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table presents, for each of the named executive officers, information regarding outstanding equity awards as of December 31, 2015.

	Outstanding Equity Awards
	Option Awards					Stock Awards
Name (a)	Grant Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#)(c)	Number of Securities Underlying Unexercised Options Unexercisable (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date(f)	Number of Shares or Units of Stock That Have Not Vested (#)(g)	Market Value of Shares or Units That Have Not Vested (1) ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)(j)
Kendrick Toussaint (5)	12/17/2015	-	-	$-	-	7,500	$13,950	36,000	$66,960
Joseph C. DosSantos (6)	5/19/2014	5,000	15,000	$12.55	5/19/2024	-	$-	-	$-
Joseph C. DosSantos (6)	1/12/2015	-	10,000	$12.50	1/12/2025	-	$-	-	$-
Dr. Robert C. Ashton, Jr. (4)	1/17/2014	15,000	5,000	$12.50	1/17/2024	-	$-	-	$-
Dr. Robert C. Ashton, Jr. (4)	1/12/2015	-	10,000	$12.50	12/31/2015	-	$-	-	$-
Peter Levy (2)	11/20/2012	-	-	$10.00	12/7/2015	-	$-	-	$-
Peter Levy (2)	1/07/2013	-	-	$12.50	12/7/2015	-	$-	-	$-
Peter Levy (2)	3/10/2014	-	-	$8.60	12/7/2015	-	$-	-	$-
Peter Levy (2)	1/12/2015	-	-	$12.50	9/7/2015	-	$-	-	$-
Carl DeFreitas (3)	2/28/2013	-	-	$12.50	8/19/2015	-	$-	-	$-
Carl DeFreitas (3)	8/21/2013	-	-	$12.50	8/19/2015	-	$-	-	$-
Carl DeFreitas (3)	11/27/2013	-	-	$12.50	8/19/2015	-	$-	-	$-
Carl DeFreitas (3)	2/18/2014	-	-	$12.50	8/19/2015	-	$-	-	$-

(1)	The dollar amounts shown in columns (h) and (j) above were determined by multiplying the number of shares shown in columns (g) or (i), respectively by $1.86, the closing price of the Company’s common stock on December 31, 2015.

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(2)	Mr. Levy resigned as President on September 7, 2015.

(3)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

(4)	Dr. Ashton resigned as Chief Medical Officer on January 31, 2016.

(5)	Mr. Toussaint resigned as Chief Executive Officer as of August 31, 2016.

(6)	Mr. DosSantos resigned as Chief Financial Officer as of June 30, 2016.

Stock Vested at 2015 Fiscal Year End

The following table sets forth for each of the named executive officers the restricted stock that vested during 2015. No options were exercised by the named executive officers during 2015.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#)(b)	Value Realized on Vesting ($)(c)(1)
Kendrick Toussaint (5)	2,500	$5,675
Joseph C. DosSantos (6)	5,000	$9,350
Dr. Robert C. Ashton, Jr. (4)	-	$-
Peter Levy (2)	-	$-
Carl DeFreitas (3)	-	$-

(1)	The dollar amount shown in column (c) above for each of the named executive officers was determined by multiplying the number of shares shown in column (b) by the fair value of the shares on the vesting date.

(2)	Mr. Levy resigned as President on September 7, 2015.

(3)	Mr. DeFreitas resigned as Chief Financial Officer on May 19, 2014.

(4)	Dr. Ashton resigned as Chief Medical Officer on January 31, 2016.

(5)	Mr. Toussaint resigned as Chief Executive Officer as of August 31, 2016.

(6)	Mr. DosSantos resigned as Chief Financial Officer as of June 30, 2016.

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Director Compensation

The following table summarizes the compensation for our non-employee board of directors for the fiscal year ended December 31, 2015. All compensation paid to our employee directors is included under the summary compensation table above.

	Stock Awards	Option Awards	Total
Name	($)(1)	($)(1)	($)
Dr. Robert J. Hariri	-	343,820	343,820
Dr. Louis J. Aronne	17,600	63,420	81,020
Dr. Peter Diamandis	-	21,140	21,140
Dr. Buzz Aldrin	-	21,140	21,140
Dr. Sapna Srivastava	-	21,140	21,140
Dr. J. Craig Venter	-	177,113	177,113
Christopher Pechock	-	-	-

(1)	The value of awards and stock options equals the aggregate grant date fair value of awards computed in accordance with ASC 718. The weighted average grant date fair value of stock options granted was $10.43. The grant date fair value of awards granted was $8.80.

STOCKHOLDER PROPOSALS

Stockholder proposals, including director nominations, intended for inclusion in our proxy statement for the 2017 annual meeting (expected to be held on or about December 21, 2017) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted to us on or before July 25, 2017 so that they may be considered by us for inclusion in our proxy statement relating to that meeting.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  The transfer agent and registrar for our common stock, Island Stock Transfer, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor. We may also retain a proxy solicitation firm to assist us in obtaining proxies by mail, facsimile or email from record and beneficial holders of shares for the Annual Meeting. If we retain a proxy solicitation firm, we expect to pay such firm reasonable and customary compensation for its services, including out-of-pocket expenses.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The Annual Report is being sent with this Proxy Statement to each stockholder and is available at the Investor Relations portion of our website as well as on the SEC’s website at www.sec.gov.  The Annual Report contains our audited financial statements for the fiscal year ended December 31, 2015.  The Annual Report, however, is not to be regarded as part of the proxy soliciting material.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

Only one copy of this Proxy Statement and one copy of our Annual Report are being delivered to multiple registered stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. A separate form of proxy and a separate notice of the Annual Meeting are being included for each account at the shared address. Registered stockholders who share an address and would like to receive a separate copy of our Annual Report and/or a separate copy of this Proxy Statement, or have questions regarding the householding process, may contact the Company’s transfer agent: Island Stock Transfer, by calling (727) 289-0010, or by forwarding a written request addressed to Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, Florida 33760. Promptly upon request, a separate copy of our Annual Report on Form 10-K and/or a separate copy of this Proxy Statement will be sent. By contacting Island Stock Transfer, registered stockholders sharing an address can also (i) notify the Company that the registered stockholders wish to receive separate annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future or (ii) request delivery of a single copy of annual reports to stockholders, proxy statements and/or Notices of Internet Availability of Proxy Materials, as applicable, in the future if registered stockholders at the shared address are receiving multiple copies.

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Many brokers, brokerage firms, broker/dealers, banks and other holders of record have also instituted “householding” (delivery of one copy of materials to multiple stockholders who share an address). If your family has one or more “street name” accounts under which you beneficially own shares of our common stock, you may have received householding information from your broker, brokerage firm, broker/dealer, bank or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

Management does not know of any other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment in said matters.

The information presented in this proxy statement under the caption “Report of the Audit Committee” will not be deemed to be “soliciting material” or deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, and nothing contained in any of our previous filings under such acts shall be interpreted as incorporating by reference the information presented under said specified captions.

Where You Can Find More Information

We file annual, quarterly and other reports and information with the SEC. These reports and other information can be inspected and copied at, and copies of these materials can be obtained at prescribed rates from, the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. We distribute to our stockholders annual reports containing financial statements audited by our independent registered public accounting firm and, upon request, quarterly reports for the first three quarters of each fiscal year containing unaudited financial information. In addition, the reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s Web site, located at http://www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC.

Any requests for copies of information, reports or other filings with the SEC should be directed to MYOS RENS Technology Inc., 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, Attn: Investor Relations.

By Order of the Board of Directors

Robert J. Hariri, M.D., Chairman of the Board

Cedar Knolls, New Jersey

November 23, 2016

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APPENDIX A

Amendment No. 3 to the

2012 Equity Incentive Plan

      WHEREAS, MYOS RENS Technology Inc. (the “Company”) has established the 2012 Equity Incentive Plan, effective September 24, 2012 (the “Plan”);

      WHEREAS, the Company's Board of Directors (the “Board”) has the authority pursuant to Section 14(a) of the Plan to amend the Plan subject to the approval of holders of the Company's common stock (“Common Stock”), $0.001 par value per share (the “Stockholders”) entitled to vote in accordance with applicable law;

      WHEREAS, the Board desires to amend the Plan to increase the aggregate number of shares of the Company's Common Stock that may be issued under the Plan (“Amendment No. 3”); and

      WHEREAS, on November 17, 2016, the Board approved Amendment No. 3 and recommend its approval to the Stockholders;

      NOW, THEREFORE, pursuant to the power of amendment set forth in the Plan and subject to the approval of Stockholders, the Plan is hereby amended as follows effective upon the approval by the Stockholders of Amendment No. 3:

1.           The reference to “550,000 shares” in the first sentence of paragraph (b) of Section 5 of the Plan is replaced in its entirety with “850,000 shares”.

2.           A new Section 5(f) of the Plan is hereby added to read in its entirety as follows:

“Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the Committee shall not grant to any one Eligible Person in any one calendar year Awards (i) for more than 1,200,000 Common Shares in the aggregate or (ii) payable in cash in an amount, when added to any cash fees paid by the Company as compensation to such Eligible Person, exceeding $2,200,000 in the aggregate.”

3.           A new Section 5(g) of the Plan is hereby added to read in its entirety as follows:

“Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 12), the aggregate value of all compensation paid or granted, as applicable, to any individual for service as a non-employee director (as defined in Rule 16b-3(b)(3) of the Exchange Act) with respect to any calendar year, including Awards granted and any cash fees paid by the Company as compensation to such non-employee director, shall not exceed $750,000 in total value. For purposes of this Section 5(g), the value of the Awards shall be based on the grant date Fair Market Value of such Awards for financial reporting purposes.”

4.           Section 11(c) of the Plan is replaced in its entirety with the following:

The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company and/or one or more Affiliates, divisions or operational units, or any combination of the foregoing, as determined by the Committee, which criteria may be based on one or more of the following business criteria: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation. Any one or more of the Performance Criteria adopted by the Committee may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 calendar days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

A-1

5.           Except as hereinabove amended and modified, the Plan shall remain in full force and effect.

6.           A majority in voting interest of the stockholders present in person or by proxy and entitled to vote at the meeting of stockholders at which this Amendment No. 3 to the Plan was considered, has duly approved this Amendment No. 3 to the Plan.

IN WITNESS WHEREOF, this Amendment No. 3 to the Plan is made effective this ________    day of December, 2016.

MYOS RENS TECHNOLOGY INC.

By:
Name:
Title:

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and the Annual Report are available at the Investor Relations portion of our website at http://ir.myosrens.com.

MYOS RENS TECHNOLOGY INC.

Annual Meeting of Stockholders

December 21, 2016 10:30 AM

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF MYOS RENS TECHNOLOGY INC.

The undersigned stockholder of MYOS RENS Technology Inc., a Nevada corporation (the “Company”), hereby appoints Dr. Robert J. Hariri and Joseph Mannello, and each of them, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, all of the shares of common stock of the Company which the undersigned is entitled to vote, on all matters that may properly come before the Annual Meeting of Stockholders of the Company to be held December 21, 2016, at the Company’s headquarters located at 45 Horsehill Road, Suite 106, Cedar Knolls, New Jersey 07927, and at any adjournment or postponement thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HERERIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES UNDER PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

MYOS RENS TECHNOLOGY INC. 45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey 07927

VOTE BY INTERNET

www.islandstocktransfer.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-877-502-0550

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Island Stock Transfer, 15500 Roosevelt Blvd., Suite 301, Clearwater FL 33760.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

To withhold authority to vote for any individual nominee(s), mark “Vote FOR All Nominees Except” and write the name(s) of the nominee(s) on the line below.

1.	Election of Directors

☐ Joseph Mannello ☐ Victor Mandel ☐ John Nosta

☐	Vote FOR all nominees	☐	Vote WITHHELD from all nominees	☐	Vote FOR all nominees except

2.	Advisory vote on executive compensation.

☐ For ☐ Against ☐ Abstain

3..	Ratification of the appointment of WithumSmith+Brown, PC as independent registered public accounting firm for the fiscal year ending December 31, 2016.

☐ For ☐ Against ☐ Abstain

4.	Amendment of 2012 Equity Incentive Plan to, among other matters, increase the aggregate number of shares of common stock which may be issued under the plan by 300,000 shares to 850,000 shares.

☐ For ☐ Against ☐ Abstain

NOTE: The proxies are authorized to vote on all such matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date